SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED MAY 24, 2001
(To Prospectus dated January 10, 2001)


                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                     CHL Mortgage Pass-Through Trust 2001-12
                                     Issuer

                              -------------------


         The Class PO Certificates

         o This supplement relates to the offering of the Class PO certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class PO certificates. Additional information is contained in the prospectus supplement dated May 24, 2001, prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated January 10, 2001. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

         o As of the September 25, 2002, the class certificate balance of the Class PO certificates was approximately $821,947.

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO Certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

October 30, 2002


--------------------------------------------------------------------------------
The Class PO Certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.
--------------------------------------------------------------------------------

                                THE MORTGAGE POOL

                  As of September 1, 2002 (the "Reference Date"), the Mortgage Pool included approximately 1,049 Mortgage Loans having an aggregate Stated Principal Balance of approximately $373,351,232.

                  The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                                                                  As of
                                                                                            September 1, 2002
Total Number of Mortgage Loans...................................................                1,049
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         30-59 days..............................................................                 1.53%
         60-90 days..............................................................                 0.48%
         91 days or more (excluding pending foreclosures)........................                 0.57%
                                                                                                 ------
         Total Delinquencies.....................................................                 2.57%
                                                                                                 ======
Foreclosures Pending.............................................................                 0.29%
                                                                                                 ------
Total Delinquencies and foreclosures pending.....................................                 2.86%
                                                                                                 ======

--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

                  Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                           SERVICING OF MORTGAGE LOANS

The Master Servicer

                  Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

                  The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by the Seller and/or the Master Servicer and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $10.990 billion at February 28, 1998, to approximately $15.844 billion at February 28, 1999, to approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, and to approximately $29.205 billion at June 30, 2002. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans:

                                                                                                       At              At
                                                            At February 28(29),                    December 31,     June 30,
                                        ----------------------------------------------------      -------------     --------
                                            1998         1999           2000           2001           2001            2002
                                           ------       ------         ------         ------         ------          ------
Delinquent Mortgage Loans and
   Pending Foreclosures at
      Period End
     30-59 days........................       1.08%          1.03%          1.36%          1.61%          1.89%           1.85%
     60-89 days........................       0.16           0.18           0.22           0.28           0.39            0.40
     90 days or more (excluding
        pending foreclosures)..........       0.16           0.12           0.16           0.14           0.23            0.28
                                       -----------    -----------    -----------    -----------    -----------     -----------
         Total of delinquencies .......       1.40%          1.32%          1.75%          2.03%          2.51%           2.53%
                                       ===========    ===========    ===========    ===========    ===========     ===========
Foreclosures pending...................       0.17%          0.14%          0.16%          0.27%          0.31%           0.28%
                                       ===========    ===========    ===========    ===========    ===========     ===========

Total delinquencies and
    foreclosures pending...............       1.57%          1.46%          1.91%          2.30%          2.82%           2.81%
                                       ===========    ===========    ===========    ===========    ===========     ===========

Net Gains/(Losses) on
    liquidated loans(1)................$(2,662,000)   $(2,882,524)   $(3,076,240)   $(2,988,604)   $(5,677,141)    $(3,054,092)
Percentage of Net
    Gains/(Losses) on
    liquidated loans(1)(2).............     (0.024)%       (0.018)%       (0.017)%       (0.014)%       (0.022)%        (0.010)%
Percentage of Net
    Gains/(Losses) on
    liquidated loans (based on
    average outstanding
    principal balance)(1)..............     (0.027)%       (0.021)%       (0.017)%       (0.015)%       (0.023)%        (0.011)%

-----------------
(1) "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).
(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.


                    DESCRIPTION OF THE CLASS PO CERTIFICATES

                  The Class PO Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates".

                  As of September 25, 2002 (the "Certificate Date"), the Class Certificate Balance of the Class PO Certificates was approximately $821,947, evidencing a beneficial ownership interest of approximately 0.22% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $355,176,128 and evidenced in the aggregate a beneficial ownership interest of approximately 95.13% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of approximately $18,175,104, and evidenced in the aggregate a beneficial ownership interest of approximately 4.87% in the Trust Fund. For additional information with respect to the Class PO Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

                  The monthly statement furnished to Certificateholders of record on the Distribution Date on September 25, 2002 is included herein as
Exhibit 2.

Revised Structuring Assumptions

                  Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the assumed characteristics of the Mortgage Loans and other assumptions described in the Prospectus Supplement under "Description of the Certificates -- Structuring Assumptions" (the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"): (i) the Class Certificate Balance of the Class PO Certificates is $821,947 and (ii) the closing date of the sale of the Class PO Certificates is October 30, 2002. While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

                  The information set forth in the following table has been prepared on the basis of the Revised Structuring Assumptions and on the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 91.0%.

                                                    Sensitivity of the Principal Only Certificates to Prepayments
                                                                    (Pre-tax Yields to Maturity)

                                                              Percentage of the Prepayment Assumption
                                                     ----------------------------------------------------------
        Class                                            0%        100%        275%        400%        500%
        -----                                           ----       ----        ----        ----        ----
        Class PO..................................      1.2%       1.6%        2.4%        3.1%        3.8%

                  It is unlikely that all of the Mortgage Loans will have the precise characteristics described in this supplement or that the Mortgage Loans will all prepay at the same rate until maturity or that all of the Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount Mortgage Loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

Decrement Table

                  The following table indicates the percentage of the Certificate Date Principal Balance of the Class PO Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Assumption and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. It is not likely that the Mortgage Loans will have the precise characteristics described in this Supplement or all of the Mortgage Loans will prepay at the constant percentages of the Prepayment Assumption specified in the table or at any other constant rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the table, which has been prepared using the specified constant percentages of the Prepayment Assumption, even if the remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the Structuring Assumptions and Revised Structuring Assumptions.

                          Percent of Class Certificate
                              Balance Outstanding*

                                                       Class PO
                                       Percentage of the Prepayment Assumption
                                     -------------------------------------------
          Distribution Date           0%      100%      275%      400%      500%
          -----------------          ---      ----      ----      ----      ----

Initial Percent....................  100      100       100       100       100
October 30, 2002                      83       83        83        82        82
October 25, 2003                      79       75        68        63        59
October 25, 2004                      75       67        54        46        39
October 25, 2005                      70       59        42        32        26
October 25, 2006                      65       52        33        23        17
October 25, 2007                      60       45        25        16        11
October 25, 2008                      55       38        19        11         7
October 25, 2009                      49       32        14         7         4
October 25, 2010                      42       26        10         5         3
October 25, 2011                      35       21         7         3         2
October 25, 2012                      28       15         5         2         1
October 25, 2013                      21       11         3         1         0
October 25, 2014                      13        6         2         1         0
October 25, 2015                       5        2         1         0         0
October 25, 2016                       1        0         0         0         0
October 25, 2017                       1        0         0         0         0
October 25, 2018                       1        0         0         0         0
October 25, 2019                       1        0         0         0         0
October 25, 2020                       1        0         0         0         0
October 25, 2021                       1        0         0         0         0
October 25, 2022                       1        0         0         0         0
October 25, 2023                       1        0         0         0         0
October 25, 2024                       1        0         0         0         0
October 25, 2025                       0        0         0         0         0
Weighted Average Life (years) **... 7.81     5.96      3.95      3.08      2.57

--------------------------
*  Rounded to the nearest whole percentage.
** Determined as specified under "Weighted Average Lives of the Offered
   Certificates" in the Prospectus Supplement.

                               CREDIT ENHANCEMENT

                  As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $8,206,523 and $200,000 and $0, respectively.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

                  The following discussion addresses the material federal income tax consequences of purchasing, owning, and disposing of Principal Only Certificates (the "Certificates"). It is based on laws, regulations, administrative rulings, and judicial decisions now in effect, all of which are subject to change retroactively. This discussion does not describe aspects of federal tax law unique to certain Certificateholders such as insurance companies and investors who hold certificates as part of a straddle as defined in Section 1092 of the Internal Revenue Code of 1986, as amended. All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the Certificates.

                  General. For federal income tax purposes, the Certificates will be treated as debt instruments issued by the REMIC with an amount of Original Issue Discount ("OID") equal to the difference between their principal balance and issue price. All Certificateholders will be required to report income with respect to the Certificates under an accrual method of accounting. Computing accruals of OID in the manner described hereafter may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the Certificates in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accruals on their Certificates. Purchasers may have to adjust their accrual of income to account for past accruals of OID on the Certificates and to account for market discount and acquisition premium as discussed herein. The following discussion is based in part on the OID Regulations and in part on the Code. Certificateholders should be aware that these authorities do not adequately address all relevant issues.

                  Original Issue Discount. Certificateholders will be required to include OID in income as it accrues, in accordance with a constant yield method based on the semi-annual (or more frequent) compounding of interest. The rules governing OID, which are set forth in Code Sections 1271 through 1273 and 1275, require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Certificates. These rules also prescribe a method for adjusting the amount and rate of accrual of OID if the actual prepayment rate differs from the Prepayment Assumption. For purposes of determining the amount and rate of accrual of OID and market discount on the Certificates, the trust fund has assumed that there will be prepayments on the mortgage loans at a rate equal to 365% SPA. No representation is made that the mortgage loans have or will prepay at that rate or any other rate.

                  The IRS issued final regulations (the "Contingent Regulations") in June 1996 governing the calculation of OID on instruments having contingent interest payments, but these regulations do not apply to debt instruments subject to Code Section 1272(a)(6), such as the Certificates. Additionally, other OID Regulations do not specifically interpret Code Section 1272(a)(6). The trustee bases its computations on Code Section 1272(a)(6) and the OID Regulations as described in the prospectus. However, in light of the foregoing, there can be no assurance that this methodology represents the correct manner of calculating OID.

                  Generally, a Certificateholder must include in income the "daily portions," as determined below, of the OID that accrues on the Certificate for each day the Certificateholder holds the Certificate, including the purchase date but excluding the disposition date. The daily portions of OID are determined by allocating to each day in an accrual period the ratable portion of OID allocable to the accrual period. In the case of a full accrual period, the OID accrued during the accrual period will be determined by

         o adding (i) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the Certificates under the Prepayment Assumption and (ii) any payments included in the stated redemption price at maturity received during the same accrual period, and

         o subtracting from that total the adjusted issue price ("AIP") of the Certificates at the beginning of the same accrual period.

                  The AIP of a Certificate at the start of the first accrual period is its issue price; the AIP of a Certificate at the start of a subsequent accrual period is the AIP at the start of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period is divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period.

                  The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption.

                  A subsequent purchaser of a Certificate issued with OID who purchases the Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that Certificate. In the case of a subsequent purchaser who acquires a Certificate at a price higher than its AIP but less than its stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for the day (computed in accordance with the rules set forth above) multiplied by a fraction. The numerator of the fraction is the excess (if any) of (i) the cost of the Certificate to the purchaser, over (ii) the AIP of the Certificate, and the denominator is the sum of the daily portions for that Certificate for all days after the date of the purchase and ending on the maturity date as computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

                  Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If this election is made with respect to a Certificate having market discount, then the Certificateholder is deemed to have made an election to include market discount in income currently with respect to all other market discount debt instruments that the Certificateholder acquires during the year of the election and thereafter. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate cannot be revoked without IRS consent.

                  Market Discount. Certificate purchasers may also be subject to the market discount rules of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of the Certificate's AIP over the price for the Certificate paid by the purchaser. A Certificateholder that purchases a Certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the Certificateholder on and after the first day of the first taxable year to which the election applies.

                  Market discount with respect to a Certificate will be considered to be zero if it is less than 0.25% of the Certificate's stated redemption price at maturity multiplied by the Certificate's weighted average maturity remaining after the date of purchase. In that case, the actual amount of market discount must be allocated to the remaining principal payments on the Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued and investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the market discount elections.

                  Under the Code, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond is ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment or disposition. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is reduced by the amount so treated as ordinary income.

                  The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond issued with OID may elect to accrue market discount on the basis of a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For purposes of this calculation the same Prepayment Assumption applicable to calculating the accrual of OID (365% SPA) will apply.

                  A holder of a Certificate acquired at a market discount also may be required to defer, until the maturity date of the Certificate or its earlier taxable disposition, the deduction of a portion of the interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Certificate in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the Certificate. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Certificate for the days during the taxable year on which the holder held the Certificate and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the Certificateholder in that taxable year or thereafter.

                  Sale, Exchange or Redemption. If a Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Certificate. The adjusted basis generally will equal the original cost of the Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the Certificate. A Certificateholder who receives a final payment that is less than the holder's adjusted basis in the Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "Market Discount," any gain or loss will be capital gain or loss, provided that the Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

                  Gain from the sale or other disposition of a Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of the amount that would have been includible in the holder's income with respect to the Certificate had income accrued on it at a rate equal to 110% of the AFR as defined in Code
Section 1274(d) determined as of the date of purchase of the Certificate, over the amount actually includible in the holder's income. Gain or loss recognized from the sale of a Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

                  The Certificate information reports will include a statement of the AIP of the Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

                  Treatment of Realized Losses. Although not entirely clear, it appears that corporate holders of the Certificates should generally be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of the Certificates becoming wholly or partially worthless, and that non-corporate holders should be allowed to deduct as a short term capital loss any loss sustained during the taxable year on account of the certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of certificates may be allowed a bad debt deduction at the time that the principal balance of a Certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the trust fund have been liquidated or the Certificates otherwise retired. Potential Holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to their certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.

                  Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the Certificates to a Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if the the non-U.S. Person provides the REMIC or other person who is otherwise required to withhold U.S. tax with respect to the Certificate with an appropriate statement (on Form W-8BEN or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the mortgage loan is a foreign person and providing that non-U.S. person's name and address. If a Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, the holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

                  Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during the year, any information deemed appropriate to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, then backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against a recipient's federal income tax liability provided the requisite information is supplied to the IRS.

                                   OTHER TAXES

                  No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law.

                  All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the certificates.

                                     RATINGS

                  The Class PO Certificates are currently rated "AAA" by Fitch Ratings and by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                             METHOD OF DISTRIBUTION

                  Pursuant to a Placement Agency Agreement, dated as of October 30, 2002 (the "Placement Agreement"), between Countrywide Home Loans, Inc. (the "PO Seller") and Countrywide Securities Corporation (the "Placement Agent"), the Placement Agent has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and the PO Seller has agreed to sell the Class PO Certificates through the Placement Agent. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                    EXHIBIT 1

               EXHIBIT 1 - CHL Mortgage Pass-Through Trust 2001-12
                                     Group 1

                                     Current Mortgage Rates of the Mortgage Loans (1)
------------------------------------------------------------------------------------------------------------------
            Current                   Number of               Aggregate Principal         Percent of Mortgage
       Mortgage Rate (%)            Mortgage Loans          Balance Outstanding ($)             Pool (%)
------------------------------------------------------------------------------------------------------------------
             6.500                          1                         94,655.72                   0.04
             6.625                          1                        317,754.05                   0.13
             6.750                          4                      1,926,870.80                   0.81
             6.875                         21                      8,595,913.16                   3.61
             7.000                         49                     18,167,010.66                   7.64
             7.125                         54                     21,284,316.84                   8.95
             7.250                        105                     39,318,571.22                  16.53
             7.375                         79                     31,857,615.46                  13.39
             7.500                        116                     45,726,841.62                  19.22
             7.625                         73                     31,553,921.99                  13.26
             7.750                         43                     17,637,675.25                   7.41
             7.875                         17                      7,035,877.77                   2.96
             8.000                          9                      3,413,806.82                   1.43
             8.125                          8                      3,173,037.48                   1.33
             8.250                          4                      1,709,165.09                   0.72
             8.375                          5                      1,881,227.54                   0.79
             8.500                          3                        993,944.16                   0.42
             8.625                          1                        294,881.57                   0.12
             8.750                          2                      2,253,997.70                   0.95
             8.875                          1                        352,194.98                   0.15
             9.000                          1                        341,101.78                   0.14
------------------------------------------------------------------------------------------------------------------
Total                                     597                    237,930,381.66                 100.00
==================================================================================================================

(1) The current Mortgage Rates in the preceding table include lender paid mortgage insurance premiums. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans was approximately 7.448% per annum. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans net of the insurance premium charged by the lender was approximately 7.436% per annum.

                                        Current Mortgage Loan Principal Balances (1)
------------------------------------------------------------------------------------------------------------------
          Current Mortgage               Number of               Aggregate Principal         Percent of Mortgage
          Loan Balance ($)             Mortgage Loans          Balance Outstanding ($)             Pool (%)
------------------------------------------------------------------------------------------------------------------
   50,000.01 to   100,000.00                    4                      303,306.20                   0.13
  100,000.01 to   150,000.00                    2                      235,331.54                   0.10
  150,000.01 to   200,000.00                    2                      345,431.04                   0.15
  200,000.01 to   250,000.00                    2                      464,194.61                   0.20
  250,000.01 to   300,000.00                   67                   19,278,336.12                   8.10
  300,000.01 to   350,000.00                  182                   58,984,048.37                  24.79
  350,000.01 to   400,000.00                  148                   55,514,051.54                  23.33
  400,000.01 to   450,000.00                   63                   26,853,708.57                  11.29
  450,000.01 to   500,000.00                   46                   21,770,616.05                   9.15
  500,000.01 to   550,000.00                   22                   11,593,801.29                   4.87
  550,000.01 to   600,000.00                   17                    9,786,666.12                   4.11
  600,000.01 to   650,000.00                   23                   14,468,247.62                   6.08
  650,000.01 to   700,000.00                    1                      681,553.84                   0.29
  700,000.01 to   750,000.00                    3                    2,164,141.75                   0.91
  750,000.01 to 1,000,000.00                   11                   10,139,662.46                   4.26
1,000,000.01 to 1,500,000.00                    3                    3,723,235.84                   1.56
1,500,000.01 to 2,000,000.00                    1                    1,624,048.70                   0.68
------------------------------------------------------------------------------------------------------------------
Total                                         597                  237,930,381.66                 100.00
==================================================================================================================

(1) As of the Reference Date, the average current principal balance of the Mortgage Loans was approximately $398,543.

                           Original Loan-to-Value Ratios of the Mortgage Loans (1)(2)
------------------------------------------------------------------------------------------------------------------
                                         Number of               Aggregate Principal         Percent of Mortgage
 Original Loan-to-Value Ratios (%)     Mortgage Loans          Balance Outstanding ($)             Pool (%)
------------------------------------------------------------------------------------------------------------------
50.00 or Less                                  30                   14,095,814.36                    5.92
50.01 to  55.00                                16                    6,009,485.55                    2.53
55.01 to  60.00                                24                   12,447,403.92                    5.23
60.01 to  65.00                                24                    9,500,511.24                    3.99
65.01 to  70.00                                66                   27,587,694.08                   11.59
70.01 to  75.00                               114                   48,534,543.30                   20.40
75.01 to  80.00                               253                   96,517,160.60                   40.57
80.01 to  85.00                                 9                    3,341,260.55                    1.40
85.01 to  90.00                                37                   12,345,816.69                    5.19
90.01 to  95.00                                23                    7,499,973.39                    3.15
95.01 to 100.00                                 1                       50,717.98                    0.02
------------------------------------------------------------------------------------------------------------------
Total                                         597                  237,930,381.66                  100.00
==================================================================================================================

(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is approximately 73.53%.
(2) Does not take into account any secondary financing on the Mortgage Loans that may have existed at the time of origination.

                                 State Distribution of the Mortgaged Properties (1)
------------------------------------------------------------------------------------------------------------------
     State Distribution of          Number of               Aggregate Principal         Percent of Mortgage
     Mortgaged Properties         Mortgage Loans          Balance Outstanding ($)             Pool (%)
------------------------------------------------------------------------------------------------------------------
Arizona                                    12                    5,090,621.54                  2.14
California                                274                  111,484,938.02                 46.86
Colorado                                   32                   12,444,241.34                  5.23
Florida                                    20                    8,276,636.78                  3.48
Hawaii                                     10                    5,204,613.64                  2.19
Massachusetts                              20                    7,851,860.39                  3.30
New Jersey                                 19                    7,572,703.37                  3.18
New York                                   26                   10,459,817.80                  4.40
Texas                                      39                   13,883,652.44                  5.84
Virginia                                   13                    4,884,101.50                  2.05
Washington                                 13                    5,058,783.14                  2.13
Other (less than 2%)                      119                   45,718,411.70                 19.22
------------------------------------------------------------------------------------------------------------------
Total                                     597                  237,930,381.66                100.00
==================================================================================================================

(1) "Other" includes 29 other states and the District of Columbia, each with under 2% concentration. As of the Reference Date, no more than approximately 1.21% of the Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.

                                     Documentation Programs for the Mortgage Loans
------------------------------------------------------------------------------------------------------------------
                                     Number of               Aggregate Principal         Percent of Mortgage
        Type of Program            Mortgage Loans          Balance Outstanding ($)             Pool (%)
------------------------------------------------------------------------------------------------------------------
Full                                     246                   101,169,633.98                  42.52
Alternative                              204                    78,480,254.98                  32.98
Reduced                                  108                    43,345,268.77                  18.22
Streamlined                               20                     7,810,741.79                   3.28
CLUES                                     19                     7,124,482.14                   2.99
------------------------------------------------------------------------------------------------------------------
Total                                    597                   237,930,381.66                 100.00
==================================================================================================================

                                            Types of Mortgaged Properties
------------------------------------------------------------------------------------------------------------------
                                     Number of               Aggregate Principal         Percent of Mortgage
         Property Type             Mortgage Loans          Balance Outstanding ($)             Pool (%)
------------------------------------------------------------------------------------------------------------------
Single Family Residence                  419                    168,599,844.97                 70.86
Planned Unit Development                 148                     58,158,802.59                 24.44
Low-rise Condominium                      29                     10,853,980.05                  4.56
2-4 Family Residence                       1                        317,754.05                  0.13
------------------------------------------------------------------------------------------------------------------
Total                                    597                    237,930,381.66                100.00
==================================================================================================================


                                            Purposes of the Mortgage Loans
------------------------------------------------------------------------------------------------------------------
                                     Number of               Aggregate Principal         Percent of Mortgage
          Loan Purpose             Mortgage Loans          Balance Outstanding ($)             Pool (%)
------------------------------------------------------------------------------------------------------------------
Purchase                                 271                    106,808,844.42                 44.89
Refinance (rate/term)                    186                     73,446,961.69                 30.87
Refinance (cash-out)                     140                     57,674,575.55                 24.24
------------------------------------------------------------------------------------------------------------------
Total                                    597                    237,930,381.66                100.00
==================================================================================================================


                                      Occupancy Types of the Mortgage Loans (1)
------------------------------------------------------------------------------------------------------------------
                                    Number of               Aggregate Principal         Percent of Mortgage
        Occupancy Type            Mortgage Loans          Balance Outstanding ($)             Pool (%)
------------------------------------------------------------------------------------------------------------------
Owner Occupied                            574                    229,357,411.42                96.40
Secondary Residence                        22                      8,513,956.24                 3.58
Investment                                  1                         59,014.00                 0.02
------------------------------------------------------------------------------------------------------------------
Total                                     597                    237,930,381.66               100.00
==================================================================================================================

(1) Based upon representations of the related Mortgagors at the time of origination.

                                Remaining Terms to Maturity of the Mortgage Loans (1)
------------------------------------------------------------------------------------------------------------------
  Remaining Term to Maturity        Number of               Aggregate Principal         Percent of Mortgage
           (months)               Mortgage Loans          Balance Outstanding ($)             Pool (%)
------------------------------------------------------------------------------------------------------------------
              355                           1                        354,166.16                0.15
              352                           1                        417,424.13                0.18
              349                           1                        462,994.03                0.19
              348                           1                        393,690.75                0.17
              356                           3                      1,084,362.36                0.46
              240                           5                      2,000,632.44                0.84
              300                           6                      2,020,660.38                0.85
              357                           7                      2,645,152.20                1.11
              358                          24                      9,906,062.88                4.16
              359                          62                     24,862,354.91               10.45
              360                         486                    193,782,881.42               81.45
------------------------------------------------------------------------------------------------------------------
Total                                     597                    237,930,381.66              100.00
==================================================================================================================

(1) As of the Reference Date, the weighted average remaining term to scheduled maturity of the Mortgage Loans was approximately 358 months.

               EXHIBIT 1 - CHL Mortgage Pass-Through Trust 2001-12
                                     Group 2

                                   Current Mortgage Rates of the Mortgage Loans (1)
------------------------------------------------------------------------------------------------------------------
            Current                 Number of               Aggregate Principal         Percent of Mortgage
       Mortgage Rate (%)          Mortgage Loans          Balance Outstanding ($)             Pool (%)
------------------------------------------------------------------------------------------------------------------
             6.000                       2                          598,032.62                  0.44
             6.375                       9                        2,477,295.74                  1.83
             6.500                      32                       10,696,333.51                  7.90
             6.625                      23                        6,294,336.77                  4.65
             6.750                      68                       26,582,783.80                 19.63
             6.875                      89                       28,762,769.17                 21.24
             7.000                      58                       19,973,201.02                 14.75
             7.125                      25                        7,356,034.04                  5.43
             7.250                      24                        6,557,283.68                  4.84
             7.375                      27                        7,914,158.00                  5.84
             7.500                      23                        5,739,941.97                  4.24
             7.625                      10                        1,933,499.19                  1.43
             7.750                      13                        2,076,654.01                  1.53
             7.875                      17                        2,409,814.62                  1.78
             8.000                      10                        2,064,868.46                  1.52
             8.125                       5                          943,533.70                  0.70
             8.250                       8                        1,140,421.88                  0.84
             8.375                       4                          486,198.47                  0.36
             8.500                       5                        1,413,690.23                  1.04
------------------------------------------------------------------------------------------------------------------
Total                                  452                      135,420,850.88                100.00
==================================================================================================================

(1) The current Mortgage Rates in the preceding table include lender paid mortgage insurance premiums. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans was approximately 7.006% per annum. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans net of the insurance premium charged by the lender was approximately 7.004% per annum.

                                       Current Mortgage Loan Principal Balances (1)
------------------------------------------------------------------------------------------------------------------
          Current Mortgage               Number of               Aggregate Principal         Percent of Mortgage
          Loan Balance ($)             Mortgage Loans          Balance Outstanding ($)             Pool (%)
------------------------------------------------------------------------------------------------------------------
          0.01 to    50,000.00                 27                    1,022,380.06                    0.75
     50,000.01 to   100,000.00                 59                    4,220,532.24                    3.12
    100,000.01 to   150,000.00                 45                    5,360,890.51                    3.96
    150,000.01 to   200,000.00                 17                    2,986,714.85                    2.21
    200,000.01 to   250,000.00                  6                    1,333,467.94                    0.98
    250,000.01 to   300,000.00                 45                   12,803,637.46                    9.45
    300,000.01 to   350,000.00                 86                   27,753,067.30                   20.49
    350,000.01 to   400,000.00                 59                   21,981,769.91                   16.23
    400,000.01 to   450,000.00                 35                   14,927,581.72                   11.02
    450,000.01 to   500,000.00                 27                   12,780,264.56                    9.44
    500,000.01 to   550,000.00                 13                    6,797,841.48                    5.02
    550,000.01 to   600,000.00                 14                    7,970,209.50                    5.89
    600,000.01 to   650,000.00                  7                    4,304,472.74                    3.18
    650,000.01 to   700,000.00                  3                    1,994,277.37                    1.47
    700,000.01 to   750,000.00                  1                      737,108.11                    0.54
    750,000.01 to 1,000,000.00                  5                    4,081,123.89                    3.01
  1,000,000.01 to 1,500,000.00                  2                    2,571,820.07                    1.90
  1,500,000.01 to 2,000,000.00                  1                    1,793,691.17                    1.32
------------------------------------------------------------------------------------------------------------------
Total                                         452                  135,420,850.88                  100.00
==================================================================================================================

(1) As of the Reference Date, the average current principal balance of the Mortgage Loans was approximately $299,604.

                                  Original Loan-to-Value Ratios of the Mortgage Loans (1)(2)
------------------------------------------------------------------------------------------------------------------
                                         Number of               Aggregate Principal         Percent of Mortgage
 Original Loan-to-Value Ratios (%)     Mortgage Loans          Balance Outstanding ($)             Pool (%)
------------------------------------------------------------------------------------------------------------------
50.00 or Less                                  45                   15,115,500.39                   11.16
50.01 to  55.00                                25                    8,337,889.00                    6.16
55.01 to  60.00                                27                    8,150,037.21                    6.02
60.01 to  65.00                                34                   14,762,203.01                   10.90
65.01 to  70.00                                44                   15,314,075.15                   11.31
70.01 to  75.00                                76                   24,693,654.88                   18.23
75.01 to  80.00                               146                   39,878,423.22                   29.45
80.01 to  85.00                                 8                    1,596,114.92                    1.18
85.01 to  90.00                                23                    4,258,972.06                    3.14
90.01 to  95.00                                22                    3,051,078.90                    2.25
95.01 to 100.00                                 2                      262,902.14                    0.19
------------------------------------------------------------------------------------------------------------------
Total                                         452                  135,420,850.88                  100.00
==================================================================================================================

(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is approximately 68.35%.
(2) Does not take into account any secondary financing on the Mortgage Loans that may have existed at the time of origination.

                                  State Distribution of the Mortgaged Properties (1)
------------------------------------------------------------------------------------------------------------------
     State Distribution of          Number of               Aggregate Principal         Percent of Mortgage
     Mortgaged Properties         Mortgage Loans          Balance Outstanding ($)             Pool (%)
------------------------------------------------------------------------------------------------------------------
California                              126                     49,321,120.87                   36.42
Colorado                                 11                      4,011,067.46                    2.96
Florida                                  29                      5,779,338.59                    4.27
Georgia                                   9                      3,706,658.54                    2.74
Illinois                                 12                      2,722,031.49                    2.01
Massachusetts                            12                      2,784,819.95                    2.06
Michigan                                 11                      2,729,206.40                    2.02
New Jersey                               11                      3,674,997.23                    2.71
New York                                 20                      4,823,395.55                    3.56
Ohio                                     15                      3,259,768.43                    2.41
Texas                                    41                     11,420,963.57                    8.43
Washington                               10                      3,068,621.03                    2.27
Other (less than 2%)                    145                     38,118,861.77                   28.15
------------------------------------------------------------------------------------------------------------------
Total                                   452                    135,420,850.88                  100.00
==================================================================================================================

(1) "Other" includes 32 other states, each with under 2% concentration. As of the Reference Date, no more than approximately 1.33% of the Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.

                                    Documentation Programs for the Mortgage Loans
------------------------------------------------------------------------------------------------------------------
                                     Number of               Aggregate Principal         Percent of Mortgage
        Type of Program            Mortgage Loans          Balance Outstanding ($)             Pool (%)
------------------------------------------------------------------------------------------------------------------
Reduced                                 157                     46,596,965.40                   34.41
Full                                    122                     43,847,759.15                   32.38
Alternative                              96                     31,223,892.77                   23.06
No Income/No Asset                       44                      5,513,771.69                    4.07
Streamlined                              23                      5,150,491.26                    3.80
CLUES                                    10                      3,087,970.61                    2.28
------------------------------------------------------------------------------------------------------------------
Total                                   452                    135,420,850.88                  100.00
==================================================================================================================


                                               Types of Mortgaged Properties
------------------------------------------------------------------------------------------------------------------
                                         Number of               Aggregate Principal         Percent of Mortgage
           Property Type               Mortgage Loans          Balance Outstanding ($)             Pool (%)
------------------------------------------------------------------------------------------------------------------
Single Family Residence                      337                    101,636,816.21                  75.05
Planned Unit Development                      85                     28,501,081.06                  21.05
2-4 Family Residence                          13                      1,880,402.05                   1.39
Low-rise Condominium                          13                      2,896,707.28                   2.14
High-rise Condominium                          2                        326,853.41                   0.24
Co-operative                                   1                         58,039.01                   0.04
Manufactured Housing (1)                       1                        120,951.86                   0.09
------------------------------------------------------------------------------------------------------------------
Total                                        452                    135,420,850.88                 100.00
==================================================================================================================

(1) Treated as real property.

                                             Purposes of the Mortgage Loans
------------------------------------------------------------------------------------------------------------------
                                     Number of               Aggregate Principal         Percent of Mortgage
          Loan Purpose             Mortgage Loans          Balance Outstanding ($)             Pool (%)
------------------------------------------------------------------------------------------------------------------
Refinance (rate/term)                     194                    65,921,653.91                  48.68
Refinance (cash-out)                      143                    39,443,483.89                  29.13
Purchase                                  115                    30,055,713.08                  22.19
------------------------------------------------------------------------------------------------------------------
Total                                     452                   135,420,850.88                 100.00
==================================================================================================================


                                       Occupancy Types of the Mortgage Loans (1)
------------------------------------------------------------------------------------------------------------------
                                    Number of               Aggregate Principal         Percent of Mortgage
        Occupancy Type            Mortgage Loans          Balance Outstanding ($)             Pool (%)
------------------------------------------------------------------------------------------------------------------
Owner Occupied                            426                   129,856,635.72                 95.89
Secondary Residence                        14                     4,639,874.99                  3.43
Investment                                 12                       924,340.17                  0.68
------------------------------------------------------------------------------------------------------------------
Total                                     452                   135,420,850.88                100.00
==================================================================================================================

(1) Based upon representations of the related Mortgagors at the time of origination.

                                Remaining Terms to Maturity of the Mortgage Loans (1)
------------------------------------------------------------------------------------------------------------------
  Remaining Term to Maturity        Number of               Aggregate Principal         Percent of Mortgage
           (months)               Mortgage Loans          Balance Outstanding ($)             Pool (%)
------------------------------------------------------------------------------------------------------------------
               47                         1                       86,125.31                     0.06
              118                         2                      112,816.74                     0.08
              119                         3                      737,267.46                     0.54
              120                         4                      757,606.71                     0.56
              161                         1                       86,360.84                     0.06
              162                         1                       69,277.63                     0.05
              166                         1                       62,198.67                     0.05
              172                         1                       55,133.34                     0.04
              173                         4                      445,827.60                     0.33
              174                         1                      120,951.86                     0.09
              176                         1                      142,832.85                     0.11
              177                         9                    1,830,394.46                     1.35
              178                        59                   13,933,725.05                    10.29
              179                       122                   40,280,774.83                    29.74
              180                       241                   75,541,899.01                    55.78
              360                         1                    1,157,658.52                     0.85
------------------------------------------------------------------------------------------------------------------
Total                                   452                  135,420,850.88                   100.00
==================================================================================================================

(1) As of the Reference Date, the weighted average remaining term to scheduled maturity of the Mortgage Loans was approximately 180 months.

                                    EXHIBIT 2

                                   [Attached]

                                                      Distribution Date: 9/25/02

        THE
      BANK OF
      NEW YORK
  101 Barclay St, 8W
  New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Country Wide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-12

                                          Certificateholder Monthly Distribution Summary
-----------------------------------------------------------------------------------------------------------------------------------
                                   Certificate                           Pass
                      Class           Rate               Beginning      Through         Principal       Interest         Total
Class     Cusip    Description        Type                Balance       Rate (%)      Distribution    Distribution    Distribution
-----------------------------------------------------------------------------------------------------------------------------------
1A1     12669B2B7    Senior         Fix-30/360         91,019,034.09    6.500000      12,730,135.29     492,873.35    13,223,008.64
1A2     12669B2C5    Senior         Fix-30/360         14,389,884.99    6.500000          93,247.92      77,922.06       171,169.98
1A3     12669B2D3    Senior         Fix-30/360         16,370,000.00    6.500000               0.00      88,644.50        88,644.50
1A4     12669B2E1    Senior         Fix-30/360         17,220,115.01    6.500000               0.00           0.00             0.00
1A5     12669B2F8    Senior         Fix-30/360         65,301,015.14    6.500000       9,758,103.70     353,608.79    10,111,712.49
1A6     12669B2R2    Senior         Fix-30/360          4,301,775.58    6.500000               0.00           0.00             0.00
1A7     12669B2S0    Senior         Fix-30/360         40,000,000.00    6.500000               0.00     216,602.32       216,602.32
2A1     12669B2G6    Senior         Fix-30/360        142,666,480.33    6.500000      14,449,179.86     772,776.77    15,221,956.62
PO                                                        849,930.99    0.000000          27,983.05           0.00        27,983.05
PO-1    12669B2J0    Strip PO       Fix-30/360             13,003.61    0.000000              13.35           0.00            13.35
PO-2    12669B2J0    Strip PO       Fix-30/360            836,927.38    0.000000          27,969.70           0.00        27,969.70
M       12669B2K7    Senior         Fix-30/360          7,615,184.13    6.500000          13,724.38      41,240.98        54,965.36
B1      12669B2L5    Senior         Fix-30/360          3,655,288.40    6.500000           6,587.70      19,795.67        26,383.37
B2      12669B2M3    Senior         Fix-30/360          3,046,073.67    6.500000           5,489.75      16,496.39        21,986.15
B3      12669B2N1    Senior         Fix-30/360          1,827,644.20    6.500000           3,293.85       9,897.84        13,191.69
B4      12669B2P6    Senior         Fix-30/360            913,822.09    6.500000           1,646.93       4,948.92         6,595.84
B5      12669B2Q4    Senior         Fix-30/360          1,149,907.00    6.500000           2,072.41       6,227.47         8,299.87
AR      12669B2H4    Senior         Fix-30/360                  0.00    6.500000               0.00           0.09             0.09
-----------------------------------------------------------------------------------------------------------------------------------
Totals                                                410,326,155.62                  37,091,464.84   2,101,035.15    39,192,499.97
-----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------
          Current                           Cumulative
          Realized        Ending            Realized
Class      Losses        Balance             Losses
--------------------------------------------------------
1A1         0.00       78,288,898.80           0.00
1A2         0.00       14,296,637.07           0.00
1A3         0.00       16,370,000.00           0.00
1A4         0.00       17,313,362.93           0.00
1A5         0.00       55,542,911.43           0.00
1A6         0.00        4,325,069.95           0.00
1A7         0.00       40,000,000.00           0.00
2A1         0.00      128,217,300.47           0.00
PO          0.00          821,947.94           0.00
PO-1        0.00           12,990.26           0.00
PO-2        0.00          808,957.68           0.00
M           0.00        7,601,459.75           0.00
B1          0.00        3,648,700.69           0.00
B2          0.00        3,040,583.92           0.00
B3          0.00        1,824,350.35           0.00
B4          0.00          912,175.17           0.00
B5          0.00        1,147,834.59       2,955.74
AR          0.00                0.00           0.00
--------------------------------------------------------
Totals      0.00      373,351,233.06       2,955.74
--------------------------------------------------------

                                                      Distribution Date: 9/25/02

        THE
      BANK OF
      NEW YORK

  101 Barclay St, 8W
  New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Country Wide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-12


                                                 Principal Distribution Detail
-----------------------------------------------------------------------------------------------------------------------------------
                             Original       Beginning         Scheduled                    Unscheduled       Net           Current
                           Certificate     Certificate        Principal       Accretion     Principal      Principal      Realized
Class      Cusip             Balance         Balance        Distribution      Principal    Adjustments   Distribution      Losses
-----------------------------------------------------------------------------------------------------------------------------------
1A1      12669B2B7       170,000,000.00   91,019,034.09     12,730,135.29           0.00      0.00       12,730,135.29      0.00
1A2      12669B2C5        15,730,000.00   14,389,884.99         93,247.92           0.00      0.00           93,247.92      0.00
1A3      12669B2D3        16,370,000.00   16,370,000.00              0.00           0.00      0.00                0.00      0.00
1A4      12669B2E1        15,880,000.00   17,220,115.01              0.00      93,247.92      0.00                0.00      0.00
1A5      12669B2F8       126,033,000.00   65,301,015.14      9,758,103.70           0.00      0.00        9,758,103.70      0.00
1A6      12669B2R2         3,967,000.00    4,301,775.58              0.00      23,294.36      0.00                0.00      0.00
1A7      12669B2S0        40,000,000.00   40,000,000.00              0.00           0.00      0.00                0.00      0.00
2A1      12669B2G6       217,286,000.00  142,666,480.33     14,449,179.86           0.00      0.00       14,449,179.86      0.00
PO                           983,492.52      849,930.99         27,983.05           0.00      0.00           27,983.05      0.00
PO-1     12669B2J0            19,945.98       13,003.61             13.35           0.00      0.00               13.35      0.00
PO-2     12669B2J0           963,546.54      836,927.38         27,969.70           0.00      0.00           27,969.70      0.00
M        12669B2K7         7,812,500.00    7,615,184.13         13,724.38           0.00      0.00           13,724.38      0.00
B1       12669B2L5         3,750,000.00    3,655,288.40          6,587.70           0.00      0.00            6,587.70      0.00
B2       12669B2M3         3,125,000.00    3,046,073.67          5,489.75           0.00      0.00            5,489.75      0.00
B3       12669B2N1         1,875,000.00    1,827,644.20          3,293.85           0.00      0.00            3,293.85      0.00
B4       12669B2P6           937,500.00      913,822.09          1,646.93           0.00      0.00            1,646.93      0.00
B5       12669B2Q4         1,250,407.48    1,149,907.00          2,072.41           0.00      0.00            2,072.41      0.00
AR       12669B2H4               100.00            0.00              0.00           0.00      0.00                0.00      0.00
-----------------------------------------------------------------------------------------------------------------------------------
Totals                   625,000,000.00  410,326,155.62     37,091,464.84     116,542.29      0.00       37,091,464.84      0.00
-----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------
                Ending            Ending
              Certificate      Certificate
Class           Balance           Factor
----------------------------------------------
1A1           78,288,898.80    0.46052293412
1A2           14,296,637.07    0.90887711834
1A3           16,370,000.00    1.00000000000
1A4           17,313,362.93    1.09026214915
1A5           55,542,911.43    0.44070133564
1A6            4,325,069.95    1.09026215000
1A7           40,000,000.00    1.00000000000
2A1          128,217,300.47    0.59008541955
PO               821,947.94    0.83574396682
PO-1              12,990.26    0.65127226963
PO-2             808,957.68    0.83956264545
M              7,601,459.75    0.97298684855
B1             3,648,700.69    0.97298685150
B2             3,040,583.92    0.97298685302
B3             1,824,350.35    0.97298685386
B4               912,175.17    0.97298684358
B5             1,147,834.59    0.91796843147
AR                     0.00    0.00000000000
----------------------------------------------
Totals       373,351,233.06
----------------------------------------------


                                                      Distribution Date: 9/25/02

        THE
      BANK OF
      NEW YORK

  101 Barclay St, 8W
  New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236


                             Country Wide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-12


                                                   Interest Distribution Detail
------------------------------------------------------------------------------------------------------------------------------------
             Beginning       Pass          Accrued   Cumulative                  Total          Net        Unscheduled
            Certificate     Through        Optimal     Unpaid     Deferred      Interest     Prepayment      Interest      Interest
 Class        Balance       Rate (%)      Interest    Interest    Interest        Due       Int Shortfall   Adjustment      Paid
------------------------------------------------------------------------------------------------------------------------------------
 1A1       91,019,034.09   6.500000      493,019.77    0.00            0.00     493,019.77      146.42        0.00       492,873.35
 1A2       14,389,884.99   6.500000       77,945.21    0.00            0.00      77,945.21       23.15        0.00        77,922.06
 1A3       16,370,000.00   6.500000       88,670.83    0.00            0.00      88,670.83       26.33        0.00        88,644.50
 1A4       17,220,115.01   6.500000           27.70    0.00       93,247.92      93,275.62       27.70        0.00             0.00
 1A5       65,301,015.14   6.500000      353,713.83    0.00            0.00     353,713.83      105.05        0.00       353,608.79
 1A6        4,301,775.58   6.500000            6.92    0.00       23,294.36      23,301.28        6.92        0.00             0.00
 1A7       40,000,000.00   6.500000      216,666.67    0.00            0.00     216,666.67       64.35        0.00       216,602.32
 2A1      142,666,480.33   6.500000      772,776.77    0.00            0.00     772,776.77        0.00        0.00       772,776.77
 PO           849,930.99   0.000000            0.00    0.00            0.00           0.00        0.00        0.00             0.00
 PO-1          13,003.61   0.000000            0.00    0.00            0.00           0.00        0.00        0.00             0.00
 PO-2         836,927.38   0.000000            0.00    0.00            0.00           0.00        0.00        0.00             0.00
 M          7,615,184.13   6.500000       41,248.91    0.00            0.00      41,248.91        7.93        0.00        41,240.98
 B1         3,655,288.40   6.500000       19,799.48    0.00            0.00      19,799.48        3.81        0.00        19,795.67
 B2         3,046,073.67   6.500000       16,499.57    0.00            0.00      16,499.57        3.17        0.00        16,496.39
 B3         1,827,644.20   6.500000        9,899.74    0.00            0.00       9,899.74        1.90        0.00         9,897.84
 B4           913,822.09   6.500000        4,949.87    0.00            0.00       4,949.87        0.95        0.00         4,948.92
 B5         1,149,907.00   6.500000        6,228.66    0.00            0.00       6,228.66        1.20        0.00         6,227.47
 AR                 0.00   6.500000            0.00    0.00            0.00           0.00        0.00        0.00             0.09
------------------------------------------------------------------------------------------------------------------------------------
 Totals   410,326,155.62               2,101,453.93    0.00      116,542.28   2,217,996.21      418.88        0.00     2,101,035.15
------------------------------------------------------------------------------------------------------------------------------------

                                                      Distribution Date: 9/25/02

        THE
      BANK OF
      NEW YORK

  101 Barclay St, 8W
  New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Country Wide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-12

                                              Current Payment Information
                                                   Factors per $1,000
------------------------------------------------------------------------------------------------------------------------------------
                            Original         Beginning Cert.                                       Ending Cert.          Pass
                           Certificate          Notional          Principal          Interest         Notional           Through
 Class        Cusip          Balance             Balance         Distribution      Distribution       Balance            Rate (%)
------------------------------------------------------------------------------------------------------------------------------------
 1A1        12669B2B7     170,000,000.00      535.406082886      74.883148771      2.899255013      460.522934115       6.500000
 1A2        12669B2C5      15,730,000.00      914.805148992       5.928030655      4.953722976      908.877118338       6.500000
 1A3        12669B2D3      16,370,000.00    1,000.000000000       0.000000000      5.415058039    1,000.000000000       6.500000
 1A4        12669B2E1      15,880,000.00    1,084.390113750       0.000000000      0.000000000    1,090.262149153       6.500000
 1A5        12669B2F8     126,033,000.00      518.126325160      77.424989524      2.805684122      440.701335636       6.500000
 1A6        12669B2R2       3,967,000.00    1,084.390114588       0.000000000      0.000000000    1,090.262149996       6.500000
 1A7        12669B2S0      40,000,000.00    1,000.000000000       0.000000000      5.415058039    1,000.000000000       6.500000
 2A1        12669B2G6     217,286,000.00      656.583858732      66.498439182      3.556495901      590.085419551       6.500000
 PO                           983,492.52      864.196699737      28.452732920      0.000000000      835.743966817       0.000000
 PO-1       12669B2J0          19,945.98      651.941378586       0.669108956      0.000000000      651.272269630       0.000000
 PO-2       12669B2J0         963,546.54      868.590509239      29.027863787      0.000000000      839.562645452       0.000000
 M          12669B2K7       7,812,500.00      974.743569234       1.756720680      5.278845877      972.986848554       6.500000
 B1         12669B2L5       3,750,000.00      974.743572188       1.756720685      5.278845893      972.986851503       6.500000
 B2         12669B2M3       3,125,000.00      974.743573713       1.756720688      5.278845901      972.986853025       6.500000
 B3         12669B2N1       1,875,000.00      974.743574554       1.756720690      5.278845906      972.986853865       6.500000
 B4         12669B2P6         937,500.00      974.743564250       1.756720671      5.278845850      972.986843578       6.500000
 B5         12669B2Q4       1,250,407.48      919.625816802       1.657385328      4.980348786      917.968431474       6.500000
 AR         12669B2H4             100.00        0.000000000       0.000000000      0.943554280        0.000000000       6.500000
------------------------------------------------------------------------------------------------------------------------------------
 Totals                   625,000,000.00      656.521848992      59.346343744      3.361656240      597.361972896
------------------------------------------------------------------------------------------------------------------------------------

        THE
      BANK OF
      NEW YORK

  101 Barclay St, 8W
  New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Country Wide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-12


Pool Level Data

Distribution Date                                                        9/25/02
Cut-off Date                                                              5/1/01
Determination Date                                                        9/1/02
Accrual Period 30/360                      Begin                          8/1/02
                                           End                            9/1/02
Number of Days in 30/360 Accrual Period                                       30

--------------------------------------------------------------------------------
                             Collateral Information
--------------------------------------------------------------------------------
Group 1
-------
Cut-Off Date Balance                                                                          0.00

Beginning Aggregate Pool Stated Principal Balance                                   260,405,156.24
Ending Aggregate Pool Stated Principal Balance                                      237,930,381.66

Beginning Aggregate Certificate Stated Principal Balance                            410,326,155.62
Ending Aggregate Certificate Stated Principal Balance                               373,351,233.07

Beginning Aggregate Loan Count                                                                 653
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                 56
Ending Aggregate Loan Count                                                                    597

Beginning Weighted Average Loan Rate (WAC)                                               7.452476%
Ending Weighted Average Loan Rate (WAC)                                                  7.448015%

Beginning Net Weighted Average Loan Rate                                                 6.501002%
Ending Net Weighted Average Loan Rate                                                    6.501095%

Weighted Average Maturity (WAM) (Months)                                                       344

Servicer Advances                                                                        41,810.58

Aggregate Pool Prepayment                                                            22,257,959.30
Pool Prepayment Rate                                                                   65.8064 CPR


Group 2
-------
Cut-Off Date Balance                                                                          0.00

Beginning Aggregate Pool Stated Principal Balance                                   149,920,998.85
Ending Aggregate Pool Stated Principal Balance                                      135,420,850.88

Beginning Aggregate Certificate Stated Principal Balance                            410,326,155.62
Ending Aggregate Certificate Stated Principal Balance                               373,351,233.07

Beginning Aggregate Loan Count                                                                 489

        THE
      BANK OF
      NEW YORK

  101 Barclay St, 8W
  New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Country Wide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-12


Group 2
-------
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                 37
Ending Aggregate Loan Count                                                                    452

Beginning Weighted Average Loan Rate (WAC)                                               7.011473%
Ending Weighted Average Loan Rate (WAC)                                                  7.006283%

Beginning Net Weighted Average Loan Rate                                                 6.463714%
Ending Net Weighted Average Loan Rate                                                    6.461171%

Weighted Average Maturity (WAM) (Months)                                                       344

Servicer Advances                                                                        25,691.67

Aggregate Pool Prepayment                                                            13,962,707.53
Pool Prepayment Rate                                                                   69.1970 CPR

--------------------------------------------------------------------------------
                             Certificate Information
--------------------------------------------------------------------------------
Group 1
-------
Senior Percentage                                                                   95.4720878884%
Senior Prepayment Percentage                                                       100.0000000000%

Subordinate Percentage                                                               4.5279121116%
Subordinate Prepayment Percentage                                                    0.0000000000%

Group 2
-------
Senior Percentage                                                                   95.6953207101%
Senior Prepayment Percentage                                                       100.0000000000%

Subordinate Percentage                                                               4.3046792899%
Subordinate Prepayment Percentage                                                    0.0000000000%


Certificate Account

Beginning Balance                                                                             0.00

Deposit
Payments of Interest and Principal                                                   39,438,319.65
Liquidation Proceeds                                                                          0.00
All Other Proceeds                                                                            0.00
Other Amounts                                                                                 0.00
                                                                                     -------------
Total Deposits                                                                       39,438,319.65

        THE
      BANK OF
      NEW YORK

  101 Barclay St, 8W
  New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Country Wide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-12

Withdrawals
Reimbursement of Servicer Advances                                                            0.00
Payment of Master Servicer Fees                                                          59,055.24
Payment of Sub Servicer Fees                                                            186,345.55
Payment of Other Fees                                                                   248,478.24
Payment of Insurance Premium(s)                                                               0.00
Payment of Personal Mortgage Insurance                                                        0.00
Other Permitted Withdrawal per the Pooling and Service Agreement                              0.00
Payment of Principal and Interest                                                    39,192,499.99
                                                                                     -------------
Total Withdrawals                                                                    39,686,379.03

Ending Balance                                                                              418.87


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                26,717.26
Compensation for Gross PPIS from Servicing Fees                                          26,717.26
Other Gross PPIS Compensation                                                                 0.00
                                                                                     -------------
Total Net PPIS (Non-Supported PPIS)                                                           0.00


Master Servicing Fees Paid                                                               59,055.24
Sub Servicing Fees Paid                                                                 186,345.55
Insurance Premium(s) Paid                                                                     0.00
Personal Mortgage Insurance Fees Paid                                                         0.00
Other Fees Paid                                                                         248,478.24
                                                                                     -------------
Total Fees                                                                              493,879.03

--------------------------------------------------------------------------------
                             Delinquency Information
--------------------------------------------------------------------------------
Group 1
-------

Delinquency                                    30-59 Days          60-89 Days       90+ Days         Totals
-----------                                    ----------          ----------       --------         ------
Scheduled Principal Balance                    3,265,262.01      1,332,064.43      391,756.49    4,989,082.93
Percentage of Total Pool Balance                  1.372360%         0.559855%       0.164652%       2.096867%
Number of Loans                                           8                 4               1              13
Percentage of Total Loans                         1.340034%         0.670017%       0.167504%       2.177554%


        THE
      BANK OF
      NEW YORK

  101 Barclay St, 8W
  New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236


                             Country Wide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-12



Foreclosure
-----------
Scheduled Principal Balance                                                             795,256.36
Percentage of Total Pool Balance                                                         0.334239%
Number of Loans                                                                                  2
Percentage of Total Loans                                                                0.335008%

Bankruptcy
----------
Scheduled Principal Balance                                                                   0.00
Percentage of Total Pool Balance                                                         0.000000%
Number of Loans                                                                                  0
Percentage of Total Loans                                                                0.000000%

REO
---
Scheduled Principal Balance                                                                   0.00
Percentage of Total Pool Balance                                                         0.000000%
Number of Loans                                                                                  0
Percentage of Total Loans                                                                0.000000%

Book Value of all REO Loans                                                                   0.00
Percentage of Total Pool Balance                                                         0.000000%

Current Realized Losses                                                                       0.00
Additional Gains (Recoveries)/Losses                                                          0.00
Total Realized Losses                                                                     2,955.74

Group 2
-------

Delinquency                               30-59 Days     60-89 Days       90+ Days         Totals
-----------                               ----------     ----------       --------         ------
Scheduled Principal Balance             1,259,865.83    213,287.24    1,073,462.25   2,546,615.32
Percentage of Total Pool Balance           0.930334%     0.157500%       0.792686%      1.880519%
Number of Loans                                    8             1               5             14
Percentage of Total Loans                  1.769912%     0.221239%       1.106195%      3.097345%

Foreclosure
-----------
Scheduled Principal Balance                                                             26,985.74
Percentage of Total Pool Balance                                                        0.019927%
Number of Loans                                                                                 1
Percentage of Total Loans                                                               0.221239%

Bankruptcy
----------
Scheduled Principal Balance                                                                  0.00
Percentage of Total Pool Balance                                                        0.000000%
Number of Loans                                                                                 0
Percentage of Total Loans                                                               0.000000%

        THE
      BANK OF
      NEW YORK

  101 Barclay St, 8W
  New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Country Wide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-12

REO
---
Scheduled Principal Balance                                                                   0.00
Percentage of Total Pool Balance                                                         0.000000%
Number of Loans                                                                                  0
Percentage of Total Loans                                                                0.000000%

Book Value of all REO Loans                                                                   0.00
Percentage of Total Pool Balance                                                         0.000000%

Current Realized Losses                                                                       0.00
Additional Gains (Recoveries)/Losses                                                          0.00
Total Realized Losses                                                                         0.00

--------------------------------------------------------------------------------
                  Subordination/Credit Enhancement Information
--------------------------------------------------------------------------------

Protection                                                           Original              Current
----------                                                           --------              -------
Bankruptcy Loss                                                    200,000.00           200,000.00
Bankruptcy Percentage                                               0.032005%            0.053569%
Credit/Fraud Loss                                               25,000,000.00                 0.00
Credit/Fraud Loss Percentage                                        4.000630%            0.000000%
Special Hazard Loss                                             12,500,000.00         8,206,523.10
Special Hazard Loss Percentage                                      2.000315%            2.198070%

Credit Support                                                       Original              Current
--------------                                                       --------              -------
Class A                                                        625,000,000.00       373,351,233.07
Class A Percentage                                                100.000000%          100.000000%